UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2019

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 S. Flower Street,	44th Floor	90071
Los Angeles	California
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 282-8820
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 8.25% Series B Cumulative Redeemable, $0.01 par value	CLNY.PRB	New York Stock Exchange
Preferred Stock, 8.75% Series E Cumulative Redeemable, $0.01 par value	CLNY.PRE	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

Light Industrial Share Purchase Agreement

On September 29, 2019, Colony Industrial Fund JV L.P. (the “Seller”), an affiliate of Colony Capital, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Light Industrial Agreement”) with BREP 9 Sapphire Holdings LLC, a Delaware limited liability company and an affiliate of Blackstone Real Estate Partners IX L.P., an affiliate of The Blackstone Group Inc. (the “Purchaser”), to sell all of the Seller’s interests (the “Light Industrial Interests”) in the Company’s light industrial portfolio consisting of approximately 60 million square feet of infill located, logistics assets across 465 light industrial buildings in 26 U.S. markets, with significant concentration in Dallas, Atlanta, Florida, northern New Jersey, and California. The gross aggregate purchase price for all of the Light Industrial Interests is $5.7 billion, subject to certain adjustments as provided in the Light Industrial Agreement. The Company indirectly holds approximately 34% of the Light Industrial Interests, with the remaining 66% held by indirect third party limited partners of the Seller.

The Seller and the Purchaser each have made certain customary representations and warranties in the Light Industrial Agreement and have agreed to customary covenants including, among others, with respect to the conduct of business of the Seller and its subsidiaries prior to the closing.

The Light Industrial Agreement provides that the closing will occur on October 29, 2019, subject to the Purchaser’s right to extend the closing date until December 12, 2019 for any reason and, under certain circumstances, its right to further extend the closing date until no later than December 23, 2019 (the “Outside Date”).

The obligations of the parties to consummate the transactions contemplated by the Light Industrial Agreement are subject to the satisfaction or waiver of certain customary closing conditions including, but not limited to, (i) the accuracy of the Seller’s and the Purchaser’s respective representations and warranties as of the closing of the sale of the Light Industrial Interests, subject to certain materiality, material adverse effect and other exceptions, (ii) the Seller and the Purchaser having performed in all material respects all of their respective obligations required under the Light Industrial Agreement, and (iii) the receipt by the Purchaser of a tax opinion relating to the REIT status of certain subsidiaries of the Seller. The obligations of the parties to consummate the sale of the Light Industrial Interests are not subject to the receipt of any financing by the Purchaser.

The Light Industrial Agreement may be terminated under certain circumstances, including: (A) by written agreement of the parties; (B) by either party if a final and non-appealable order is entered, or any other action is taken, by any governmental authority of competent jurisdiction permanently restraining or otherwise prohibiting the sale of the Light Industrial Interests; (C) by the Purchaser if the Seller has breached its representations and warranties or covenants and agreements contained in the Light Industrial Agreement, and the breach results in a failure to satisfy any closing condition that, if capable of being cured, is not cured within the earlier of fifteen (15) days after written notice of such breach or the Outside Date; or (D) by the Seller if (1) all conditions precedent to the Seller’s and the Purchaser’s obligations to close have been satisfied or waived, (2) on or after the date that the closing should have occurred pursuant to the terms of the Light Industrial Agreement, the Seller has notified the Purchaser in writing that it is ready, willing and able to consummate the transactions contemplated by the Light Industrial Agreement on such date, and (3) the Purchaser fails to consummate the transactions contemplated by the Light Industrial Agreement on or before the third business day following receipt of notice from the Seller referred to in the foregoing clause (2). The Light Industrial Agreement provides that, in connection with the termination of the Light Industrial Agreement by the Seller in the circumstance described in the preceding clause (D), the Purchaser will be required to pay to the Seller a termination fee of $343.8 million.

The Light Industrial Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Seller, the Purchaser or their respective subsidiaries and affiliates. The Light Industrial Agreement contains representations and warranties of each of the Seller, on the one hand, and the Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Light Industrial Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Light Industrial Agreement. Moreover, the representations and warranties contained in the Light Industrial Agreement are subject to materiality qualifications that may differ from what may be viewed as material by investors, and have been included in the Light Industrial Agreement for the purpose of allocating risk between the Seller, on the one hand, and the Purchaser, on the other hand. Accordingly, investors and securityholders should not rely on the representations and warranties in the Light Industrial Agreement as characterizations of the actual state of facts or condition of the Seller or the Purchaser or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Light Industrial Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Light Industrial Agreement does not purport to be complete and is qualified in its entirety by reference to such Light Industrial Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The Company expects to close the sale of the Light Industrial Interests in the fourth quarter of 2019; however, there is no assurance that the transactions will close in the timeframe contemplated or on the terms anticipated, if at all

Item 8.01	Other Events.

Bulk Industrial Interest and Management Platform Sale Agreements

On September 29, 2019, the Company, through certain subsidiaries, entered into agreements with the Purchaser to sell (i) the Company’s approximate 51% general and limited partnership interest in its bulk industrial portfolio (the “Bulk Industrial Interests”) consisting of approximately 4 million square feet of bulk distribution assets and (ii) certain of the Company’s tangible and intangible assets used in connection with its management and operation of the light and bulk industrial portfolios (the “Management Platform”). The gross aggregate purchase price for the Bulk Industrial Interests (unlevered) and the Management Platform is $220 million, subject to certain adjustments.

The sale of the Management Platform and the Bulk Industrial Interests are each not contingent on the other occurring, but are each subject to the concurrent or prior consummation of the sale of the Light Industrial Interests and other customary closing conditions, including, with respect to the Bulk Industrial Interests only, a third party consent. The Company expects to close the sale of the Management Platform and the Bulk Industrial Interests concurrently with the sale of the Light Industrial Interests in the fourth quarter of 2019; however, there is no assurance that the transactions will close in the timeframe contemplated or on the terms anticipated, if at all.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated as of September 29, 2019, by and between Colony Industrial Fund JV L.P. and BREP 9 Sapphire Holdings LLC*
*Schedules and exhibits to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish copies of such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 3, 2019	COLONY CAPITAL, INC.

		By:	/s/ Mark M. Hedstrom
Mark M. Hedstrom
Chief Financial Officer, Chief Operating Officer and Treasurer